TERMINATION OF CONSULTANT'S AGREEMENT

    This Termination of Consultant's Agreement (hereafter, the "Termination Agreement") is dated and effective as of the 28th day of December, 1998 and is entered into by and between Dennis J. Hegyi, an individual residing at 1708 Morton Avenue, Ann Arbor, Michigan 48104 ("Hegyi") and Control Devices, Inc., an Indiana corporation headquartered on Route 35, Standish, Maine 04084 ("CDI").

                           RECITALS:

A. In April, 1995, CDI and Hegyi entered into several agreements, including a Consultant's Agreement (the "Consultant's
Agreement").

B. CDI and Hegyi now wish to terminate the Consultant's Agreement and to evidence their understanding in connection with such amendment.

    NOW, THEREFORE, based on these premises, the mutual covenants contained herein, and each act done pursuant thereto, the parties hereby agree as follows:

    1. Termination of Consulting Relationship. The Consultant's Agreement is hereby terminated as of the date of this Termination Agreement and, except for Section 12 which by its terms survives any termination, shall hereafter be null and void and of no further force or effect. The parties acknowledge that, as of the date hereof, Hegyi is not obligated to perform any of the consulting services set forth in Section 2 of the Consultant's Agreement and CDI is not obligated to pay any of the compensation set forth in
Section 4 of the Consultant's Agreement. Notwithstanding anything to the contrary contained herein, the various Secrecy and Non-Disclosure Agreements previously executed between the parties shall remain in full force and effect.

    2. Succesors and Assigns. This Amendment is intended to be binding upon the successors and assigns of CDI and Hegyi, and their respective Affiliates. Neither CDI nor Hegyi may assign this Amendment without the consent of the other, except that CDI may assign this Amendment together with a sale of business transaction.

    3. Applicable Law. This Amendment shall be construed, interpreted and governed by the laws of Michigan.

    4. Waiver of Breach. The failure by either party to exercise a right or enforce an obligation hereunder shall not be construed to be waiver of same by either party with respect to future performance.


    5. Severability. If any portion of this Amendment shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, to the extent such portion is not material to the underlying intent of this agreement, such portion shall be deemed severable from the remainder of this Amendment, which remainder shall continue in all respects valid and enforceable. The parties mutually agree to cooperate in any revision of this contract which may be necessary to meet the requirements of the law.

    6. Force Majeure. Neither party shall be under any liability hereunder to the other party on account of any loss, damage or delay caused by the elements, embargoes, failures of carriers, acts of God or the public enemy or compliance with any law, regulation or other governmental order, whether or not valid, as long as the delay in performance under this Amendment is not greater than the period that the above-mentioned actions or events caused disruption.

    7. Notices. Any notice, request, report or payment required or permitted to be given or made under this Amendment by either party shall be given by sending such notice by registered or certified United States mail, return receipt requested, postage prepaid, or by a national overnight courier service to the address set forth below or such other address as such party shall have specified by written notice given in conformity herewith. Any notice given in accordance with the provisions of this Section shall be effective on the date received, as indicated on the postal service's return receipt or the overnight courier's records, and any notice not so given shall not be valid unless and until actually received as evidenced by competent, written records kept in the normal course of business.

         To Hegyi:           Dr. Dennis J. Hegyi
                             1708 Morton Avenue
                             Ann Arbor, Michigan

         To CDI:             Control Devices, Inc.
                             228 Northeast Road
                             Standish, Maine  04084
                             Attn:  Bruce D. Atkinson, CEO

    IN WITNESS WHEREOF, the parties have duly and properly executed and delivered this Termination Agreement as of the date first written above.

                                  CONTROL DEVICES, INC.


______________________________    By:  _________________________
Dennis J. Hegyi                        Bruce D. Atkinson, CEO


Date:  _____________, 1998             Date:______________, 1998